EXHIBIT 10.1

Jeffrey N. Boyer Long-Term Equity Incentive Awards

Restricted Stock* (Time-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting TSR) (#)

15,785	19,729 at target	3,949 at target
	39,458 at maximum	7,898 at maximum

*All equity awards were granted under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. The respective forms of award agreements are attached as Exhibits 10.2, 10.3 and 10.4. The grants were effective July 27, 2015.